EXHIBIT 10.3


                                    SUBLEASE


         THIS SUBLEASE ("SUBLEASE") is made and entered into as of the ____ day of August, 1997, by and between ATLANTIS PLASTICS, INC. successor to Cyanede Plastics, Inc., a Florida corporation ("SUBLESSOR"), and II EAGLES PLASTICS, INC., a Tennessee corporation ("SUBLESSEE").


                                R E C I T A L S:


         A. Sublessor is the "Tenant", and JANE H. RALLS, is the "Landlord" ("LANDLORD"), under that certain Lease dated July 5, 1992, as amended from time to time (the "MASTER LEASE"), with respect to that certain land and improvements more particularly shown on EXHIBIT "A" attached hereto and made a part hereof (hereinafter referred to as the "PREMISES").

         B. Sublessee desires to sublease a portion of the Premises from Sublessor, and Sublessor desires to sublease a portion of the Premises to Sublessee, subject to and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the payment of rent and other charges provided for in this Sublease, the covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby covenant and agree as follows:

         1. RECITALS: The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. SUBLEASE: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, upon the terms and conditions hereinafter set forth, approximately 19,200 square feet (the "SUBLET PREMISES") located within the Premises as more particularly shown as building A on the Sketch attached hereto and made a part hereof as EXHIBIT "B".

         3. TERM: The term ("TERM") of this Sublease shall commence on September 1, 1997 ("COMMENCEMENT DATE") and shall continue until and shall expire on April 30, 1998, unless sooner terminated as hereinafter provided ("EXPIRATION DATE").

         4. RENT:

                  A. BASE RENT FOR SUBLET PREMISES. Commencing on the Commencement Date, and thereafter, throughout the Term of this Sublease, Sublessee hereby agrees to pay to Sublessor rent for the Sublet Premises ("BASE RENT")in the net total amount of Forty Thousand and No/100 Dollars($40,000.00) for the term, payable in equal monthly installments of Five Thousand and No/100 Dollars ($5,000.00), with the first such installment due on the Commencement Date, and thereafter, on the 1st day of each month throughout the Term of the Sublease. Each payment of rent under this Sublease is to be made without offset or deduction whatsoever and to be accompanied by applicable sales tax, both in lawful money of the United States of America, at Sublessor's address below specified or elsewhere as designated from time to time by Sublessor's written notice to Sublessee. The term "Rent" as used in this Sublease shall mean "Base Rent" and all other charges and costs due by Sublessee to Sublessor under this Sublease.

                  B. TAXES/INTEREST. In addition to Base Rent, Sublessee shall and hereby agrees to pay to Sublessor each month a sum equal to any sales tax, tax on rental, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the Sublet Premises hereunder or upon the amount of Rent and any other charges collected therefor. Nothing herein shall, however, be taken to require Sublessee to pay any part of any federal or state taxes on income imposed upon Sublessor.

         Failure to pay any installment of Rent or any other payment or charge required hereunder for a period of ten (10 days after its due date shall constitute a default under this Sublease.

         5. SERVICES; UTILITIES: Sublessee shall be solely responsible for payment, and shall promptly pay, all charges for telephone and other utilities (including but not limited to heat, fuel, power, water, electric) furnished to the Sublet Premises directly by the applicable utilities providers. Additionally, Sublessee shall pay any and all other charges for utility use or other services, or otherwise, required to be paid by Sublessor under the Master Lease, including, without limitation, charges as a result of Sublessee's use of additional utilities or other services, or otherwise, or as a result of any acts of Sublessee or Sublessee's use or occupancy of the Sublet Premises, all to be paid by Sublessee as and when due and payable by Sublessor under the Master Lease or otherwise within five (5) business days of Sublessee's receipt of any invoice thereof. Notwithstanding the foregoing, Sublessor agrees to pay all charges for utilities (Electric, Gas) for the portions of the Premises not included in this Sublease (i.e. buildings B, C, D and E as shown on Exhibit B).

         6. ACCEPTANCE OF PREMISES; CONDITION DURING TERM: Sublessee acknowledges and agrees that Sublessee has thoroughly investigated the Sublet Premises, and all other physical aspects of this Sublease transaction, and in electing to proceed with this Sublease, Sublessee shall have determined that all of the same is satisfactory to Sublessee in all respects, and that Sublessee is accepting and subleasing the same hereunder in "AS IS" condition, with all faults including, those conditions detailed on Exhibit "C" attached hereto and made a part hereof. Sublessee has and will rely solely on Sublessee's own investigation and inspection, and has not relied and will not rely on any representations of Sublessor, in entering into this Sublease.

         7. REPAIRS; ALTERATIONS: At all times during the Term hereof, Sublessee shall keep the Sublet Premises in good order and repair (ordinary wear and tear excepted), and otherwise in accordance with the obligations imposed on the "Tenant" under the Master Lease and this Sublease, all at Sublessee's sole cost and expense. Sublessee shall make no alterations, improvements or renovations to the Sublet Premises without Sublessor's prior written consent and any permitted alterations, improved, or renovations must be in compliance with the applicable terms of the Master Lease. In connection therewith, Sublessee shall submit plans and specifications for all such proposed alterations to the Sublet Premises to Sublessor for review and approval.

         8. USE; COMPLIANCE: Sublessee will use and occupy the Premises in accordance with the provisions of paragraph 8 of the Master Lease and shall fully and promptly comply with all of the requirements of the Master Lease and all present and future laws, rules, orders, ordinances and regulations applicable to Sublessee's use of the Sublet Premises.

         9. SUBLEASE SUBJECT TO MASTER LEASE: Except as otherwise specifically set forth herein, this Sublease and Sublessee's leasehold interest granted hereby are subject and subordinate in all respects to all of the terms and provisions of the Master Lease and all of such terms are incorporated herein as if set out in full. Sublessee shall at all times fully and completely comply with and abide by all terms, provisions, conditions and covenants of "Tenant" contained in the Master Lease, and Sublessor shall have all rights of "Landlord" provided for in the Master Lease, all as if Sublessee were the "Tenant" thereunder and Sublessor were the "Landlord" thereunder. Sublessee hereby agrees to promptly and properly satisfy all of such obligations of "Tenant" under the Master Lease, except only for the payment of rent under paragraph (1) of the Master Lease, the resurfacing of the parking lot under paragraph (2) of the Master Lease and except as otherwise expressly set forth herein. In the event that

Sublessee fails or refuses to comply with all of the terms, provisions, conditions and covenants set forth hereunder and/or under the Master Lease required hereunder to be complied with, in addition to all other rights and remedies provided for in this Sublease, Sublessor shall have the right, after giving five (5) business days prior written notice to Sublessee of any such a default (or no notice if the Master Lease provides for none or such lesser notice), to take any necessary measures to ensure compliance with such provisions and/or perform such obligations on behalf of Sublessee, and to the extent that Sublessor incurs any costs and/or expenses in connection therewith, to receive reimbursement from Sublessee therefor.

         10. INSURANCE FOR SUBLET PREMISES: Sublessee shall maintain at its expense throughout the Term of this Sublease, Commercial Comprehensive general and public liability insurance. Such insurance shall afford protection to at least a combined single limit for bodily injury, death and property damage liability of One Million and No/100 Dollars ($1,000,000.00) per occurrence and shall be issued in accordance with the requirements of the Master Lease. It is Sublessor's intent that any liability insurance provided pursuant to this paragraph shall be deemed primary insurance coverage in the event of any loss arising from the Sublet Premises and operations covered by this Sublease.

         11. BROKERAGE: The parties each represent and warrant to the other that they have not dealt with any real estate brokers, salesmen, agents or finders to whom a brokerage commission is due in connection herewith. If a claim for commissions in connection with this transaction is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto ("INDEMNITOR"), Indemnitor shall indemnify the other party hereunder ("INDEMNITEE"), and Indemnitee's officers, directors, agents and representatives, from and against all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at all trial and appellate levels) with respect to any such claim. Notwithstanding anything contained in this Sublease to the contrary, the provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

         12. SUBLESSOR'S COMPLIANCE: Sublessor shall promptly deliver to Sublessee copies of all notices applicable to Sublessee received by Sublessor under the Master Lease, such that Sublessee may comply with any requirements of this Sublease with respect to any such notice. Sublessee shall promptly deliver to Sublessor any notices received by Sublessee from Landlord or otherwise pertaining to the Sublet Premises. Sublessor shall have no other duties or obligations to Sublessee, with respect to the obligations of Landlord to Sublessor under the Master Lease, or otherwise. Notwithstanding anything to the contrary in this Sublease or in the Master Lease, Sublessor shall not be required to provide any of the services, make any of the repairs, allowances, improvements or restorations, or perform any of the other obligations that the Landlord has agreed to provide or make or cause to be provided or made under the provisions of the Master Lease, including, without limitation, insurance obligations, repairs, or maintenance, and Sublessee shall rely upon, and look solely to the Landlord for the provision or making thereof. Sublessor, upon request of Sublessee, agrees to use reasonable efforts to cause Landlord to observe and/or perform any such obligations; provided that, without limiting the generality of the foregoing, the obligations of Sublessor to use "reasonable efforts" shall not be construed as requiring Sublessor to pay any money or incur any cost or liability beyond that which it has under this Sublease or to institute or prosecute any legal action or proceeding. All costs reasonably incurred by Sublessor in seeking to cause Landlord to perform its obligations under the Master Lease with respect to the Sublet Premises shall be promptly paid directly by Sublessee or reimbursed by Sublessee to Sublessor as Sublessor may direct.

                  If Landlord shall materially default with respect to work, services, repairs or other obligations under the Master Lease ("LANDLORD'S OBLIGATIONS") and Sublessor's "reasonable efforts" fail to cause Landlord to observe or perform Landlord's Obligations, then Sublessee may at its option, in its own name, and after written notice to Sublessor, conduct such proceedings as may be required to cause Landlord to observe or perform Landlord's Obligations.

                  Sublessee shall not make any claim against Sublessor for any damage which may arise, nor shall Sublessee's obligations hereunder be impaired, by reason of the failure of the Landlord to keep, observe or perform any of Landlord's Obligations pursuant to the Master Lease.

         13. TIME OF ESSENCE: Time shall be of the essence of all terms and provisions of this Sublease.

         14. ESTOPPEL STATEMENT: Sublessee and Sublessor hereby agree, from time to time, upon not less than ten (10) days prior written notice by the other or from Landlord , to deliver to the other or Landlord, as applicable, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that this Sublease as modified is in full force and effect and stating the modifications); (b) the dates to which Rent and other charges have been paid; (c) that Sublessor or Sublessee, as applicable, is not in default under any provisions of this Sublease, or, if in default, the nature thereof in detail; and (d) other matters reasonably requested by the other or by Head Landlord.

         15. NOTICE: Any notice to be given under this Sublease shall be in writing and shall be hand delivered, or by United States certified mail, postage prepaid, return receipt requested as follows:

           To Sublessor:          Atlantis Plastics, Inc.
                                  57500 C. R. 3 South
                                  P. O. Box 2218
                                  Elkhart, Indiana 46515

           To Sublessee:          II Eagles Plastics, Inc.
                                  2610 Hart Street
                                  Nashville, TN 37207


           To Head Landlord:      At such address as is provided in the
                                  Master Lease for giving of notices to
                                  "Landlord" thereunder.

         Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent. Any notice given by hand delivery or overnight courier (or by other means not specified herein) shall be deemed given when received, and any notice sent by mail shall be deemed given 3 days following the date of mailing.

         16. HOLD HARMLESS OF SUBLESSOR: In consideration of the Sublet Premises being leased to Sublessee for the above Rent, Sublessee agrees that Sublessee, at all times, will indemnify and hold harmless Sublessor from all cost, expense, loss, damage, and liability (including reasonable legal fees and court costs at trial and all appellate levels) whatsoever, which may arise or be claimed against Sublessor in favor of any persons, firms or corporations, for any injuries or damages to the persons or property of any persons, firms or corporations, as a consequence of or arising from the use or occupancy of the Sublet Premises by Sublessee, including the parking areas, or as a consequence of or arising from any acts, omissions, neglect or fault of Sublessee, Sublessee's agents, employees, or invitees, as a consequence of or arising from Sublessee's failure to comply with the terms and provisions of this Sublease, the Master Lease and/or any laws, statutes, ordinances, codes, regulations, covenants or restrictions as herein provided; and that Sublessor shall not be liable for any damages, losses or injuries to persons or property of Sublessee which may occur, except when such injury, loss or damage results from the gross negligence or willful misconduct of Sublessor or of its agents, employees or invitees. In the event Sublessor should be made a party to any litigation commenced against Sublessee, then Sublessee shall protect and hold Sublessor harmless, and shall pay all costs, expenses and reasonable attorney's fees and costs incurred or paid by Sublessor, in connection with such litigation and any appeal thereof. All personal property placed or moved into the Sublet Premises shall be at the sole risk of Sublessee or the owner thereof, and Sublessor shall not be liable to Sublessee for any damage to said personal property.

         17. ASSIGNMENT; SUBLETTING: Without the prior written consent of Sublessor, which consent may be given or withheld in Sublessor's sole and absolute discretion, notwithstanding the incorporated provisions of the Master Lease to the contrary, Sublessee shall not, directly or indirectly, assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Sublease or sublet the Sublet Premises or any part thereof or permit the Sublet Premises to be occupied by other persons or parties or permit any assignment of this Sublease by operation of law. Any assignment or sublease hereunder which is not in compliance with the provisions of this paragraph shall be of no force or effect and shall constitute a material default under this Sublease. No assignment or sublease shall relieve Sublessee of its obligation hereunder.

         18. CONDITION OF PREMISES ON TERMINATION OF SUBLEASE AND HOLDING OVER:
Sublessee agrees to surrender to Sublessor, at the Expiration Date, the Sublet Premises in as good condition as the Premises were at the Commencement Date, ordinary wear and tear and damage by casualty only excepted.

         19. TAXES/LICENSES: Sublessee shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Sublease for any of Sublessee's personal property or against Sublessee's occupancy interest in the Sublet Premises.

         20. DEFAULT: In addition to all of the rights and remedies that Sublessor may exercise against Sublessee under the terms of this Sublease (and/or by law) in the event of Sublessee's default, Sublessor shall be entitled to exercise against Sublessee all of such other and further rights and remedies as the "Landlord" may exercise against the "Tenant" under the incorporated provision of the Master Lease. Except as may be provided for below, the cure/grace periods provided for in the incorporated provisions of the Master Lease with respect to defaults by the "Tenant" hereunder shall apply to defaults by Sublessee hereunder.

         If any one or more of the following events shall happen (each of which shall be considered a material default by Sublessee under this Sublease):

         A. the failure to Sublessee to comply with all of the terms hereof, if such failure continues after the expiration of any applicable notice and grace periods;

         B. if Sublessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, wage earner's plan, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other debtor's relief statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Sublessee or of all or any substantial part of Sublessee's properties or of the Sublet Premises; or

         C. in the event of any proceeding against Sublessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other debtor's relief statute or law; or

         D. if the Premises shall be seized under any levy, execution, attachment or other process of court and the same shall not be promptly vacated or stayed on appeal or otherwise, or if the Sublessee's interest in the Premises is sold by judicial sale and the sale is not promptly vacated or stayed on appeal or otherwise;

         E. any default by Sublessee under the terms of that certain Equipment Lease between Sublessor and Sublessee of even date herewith;

then, and in any such event, Sublessor may at any time thereafter terminate this Sublease and retake possession, and/or declare the balance of the entire Rent for the entire Term of this Sublease to be immediately due and payable (in which event Sublessor may then proceed to collect all of the unpaid Rent called for by this Sublease by distress or otherwise), and/or pursue any other remedy afforded by law or equity.

         Nothing herein contained shall be construed as precluding Sublessor from having such remedy as may be and become necessary in order to preserve all right and interest of Sublessor in the Premises and in this Sublease, prior to the expiration of the grace or notice periods given Sublessee in this Sublease, if under particular circumstances then existing the allowance of such grace or the giving of such notice will prejudice or endanger the rights or interest of Sublessor in this Sublease or in the Premises. All rights and remedies granted in this Sublease to Sublessor or available at law or equity shall be cumulative and not mutually exclusive.

         21. INVALIDITY OF PROVISION: If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by law. This Sublease shall be construed in accordance with the laws of the State of Tennessee.

         22. SUCCESSORS AND ASSIGNS: All terms and provisions of this Sublease to be observed and performed by Sublessee shall be applicable to and binding upon Sublessee's successors and assigns, subject, however, to the restrictions as to assignment and subletting by Sublessee as provided herein.

         23. ATTORNEY'S FEES: If either party defaults in the performance of any of the terms or provisions of this Sublease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to receive from the other party reasonable attorneys fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

         24. MISCELLANEOUS: The terms Sublessor and Sublessee as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, personal representatives and/or assigns wherever the context so requires or admits. Sublessor and Sublessee have participated fully in the negotiation and preparation hereof, and, accordingly, this

Sublease shall not be more strictly construed against either of the parties hereto. Further, Sublessee shall look solely to Sublessor's leasehold interest in the Sublet Premises for the satisfaction of any judgments or remedies obtained by Sublessee against Sublessor under court order or otherwise with respect to this Sublease, and no other property or assets of Sublessor or its partners, principals, subsidiaries or parent companies, disclosed or undisclosed, shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Sublessee's remedies under or with respect to this Sublease. All Exhibits attached to this Sublease are hereby incorporated in and made a part hereof. Nothing in this Sublease shall be deemed to create a partnership or joint venture between Sublessor and Sublessee, the parties intending their relationship hereunder to be solely that of Sublessor and Sublessee.

         25. ENTIRE AGREEMENT: This Sublease and the incorporated provisions of the Master Lease contain the entire agreement between the parties hereto and all previous negotiations leading hereto, and this Sublease may be modified only by an agreement in writing signed by Sublessor and Sublessee.

         26. CONSENT: Except as otherwise expressly set forth in this Sublease and/or the Master Lease, wherever the consent or approval of either party hereto is required, the parties agree that such consent shall not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Sublease in several counterparts each of which shall be deemed an original, but all constituting a single agreement, as of the day and year first above written.


Witnesses:                             SUBLESSOR:


                                       ATLANTIS PLASTICS, INC.


                                       By: /s/ JOHN GEARY
------------------------------            -------------------------------------
                                       Name: John Geary
                                            -----------------------------------
                                       Title: Vice President and G.M.
------------------------------               ----------------------------------
                                                          [Corporate Seal]
                                       SUBLESSEE:


                                       II EAGLES PLASTICS, INC.


                                       By: /s/ HOBART M. DERRICK & DON L. WYNE
------------------------------            -------------------------------------
                                       Name:   Hobart M. Derrick & Don L. Wyne
                                            -----------------------------------
                                       Title: Partners
------------------------------               ----------------------------------
                                                          [Corporate Seal]

                                   EXHIBIT "A"

                                  MASTER LEASE

                                   EXHIBIT "B"

                                 SUBLET PREMISES



                                   EXHIBIT "C"

                            CONDITION SUBLET PREMISES



        ITEM                                 CONDITION                             RESPONSIBLE
        ----                                 ---------                             -----------

1)  Insulation                        New in place                           Two Eagles
    (Wall)                            Not breaks or tears

2)  Metal Walls                       All pushed into place                  Two Eagles

3)  All interior walls and doors      In place, in working order             Two Eagles

4)  All electrical                    In working order                       Two Eagles

5)  Metal trim Doors     (Dock)       Torn and bent                          Atlantis

6)  Exterior doors and locks          Working                                Two Eagles

